                                                                    Exhibit 10.9


                            REGISTRATION RIGHTS AGREEMENT


          REGISTRATION RIGHTS AGREEMENT, dated as of November 20, 1998 (this "AGREEMENT"), among NORTHWEST AIRLINES CORPORATION, a Delaware corporation ("NORTHWEST"), the persons identified on the signature pages hereof (the "HOLDERS") and 1992 Air, Inc., a Texas corporation, as representative of the Holders (the "HOLDERS' REPRESENTATIVE").


                                W I T N E S S E T H :


          WHEREAS, pursuant to an Investment Agreement, dated as of January 25, 1998, as amended by Amendment No. 1, dated as of February 27, 1998, and Amendment No. 2, dated as of November 20, 1998 (the "INVESTMENT AGREEMENT"; capitalized terms used but not defined herein have the meanings assigned to such terms in the Investment Agreement), among Northwest, Northwest Airlines Holdings Corporation, a Delaware corporation ("HOLDINGS"), the Partnership, the Cash Electing Partners (as defined therein), the Share Electing Partners (as defined therein), CAIPar (as defined therein) and the Transferors (as defined therein), Northwest and Holdings are acquiring from (i) the Cash Electing Partners and the Share Electing Partners their interests in the Partnership and (ii) the Transferors the shares of Company Class A Common Stock owned by the Transferors concurrently with the execution of this Agreement; and

          WHEREAS, Northwest, the Holders and the Holders' Representative are entering into this Agreement to establish certain arrangements with respect to the shares of Northwest Common Stock issued by Northwest to the Holders pursuant to the Investment Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

          1.  DEFINITIONS.  Unless otherwise defined herein:

          "ASSOCIATE" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

          "HOLDER" shall mean any party hereto (other than Northwest), and their permitted successors and assigns, and any Person who becomes a party hereto.

          "NORTHWEST COMMON STOCK" shall mean the Common Stock, par value $.01 per share, of Northwest.

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                                                                               2

          "REGISTRABLE SECURITIES" shall mean (i) any Northwest Common Stock issued to the Holders pursuant to the Investment Agreement or (ii) any securities which have been or may be issued or distributed in respect of any shares covered by clause (i) by way of stock dividend or stock split or other distribution, recapitalization or reclassification. As to any particular Registrable Securities, once issued such Securities shall cease to be Registrable Securities when (v) based on an opinion of counsel or a no-action letter of the SEC, in either case reasonably acceptable to Northwest and the Holders' Representative, all such Securities are immediately eligible for sale pursuant to Rule 144 (or any successor provision) under the Securities Act, (w) such Securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act, (x) a registration statement with respect to the sale of such Securities shall have become effective under the Securities Act and such Securities shall have been disposed of in accordance with such registration statement, (y) such Securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by Northwest, and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any state securities or blue sky law then in force or (z) such Securities shall have ceased to be outstanding.

          "REGISTRATION EXPENSES" shall mean any and all expenses incident to performance of or compliance with this Agreement, including, without limitation,
(i) all SEC and securities exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses,
(iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to Section 4(h), (v) the fees and disbursements of counsel for Northwest and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance,
(vi) the reasonable fees and disbursements of one counsel, other than Northwest's counsel, selected by the Holders of a majority of the Registrable Securities being registered to represent all Holders of the Registrable Securities being registered in connection with each such registration (it being understood that any Holder may, at its own expense, retain separate counsel to represent it in connection with such registration), and (vii) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, and the reasonable fees and expenses of any special experts retained in connection with the requested registration; PROVIDED, that Registration Expenses shall exclude all underwriting discounts and commissions, selling or placement agent or broker fees and commissions, transfer taxes, if any, and the fees and disbursements of counsel for the Holders other than the one firm referred to in clause (vi) above.

          "SEC" shall mean the Securities and Exchange Commission, or any successor governmental body or agency.

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          2.  INCIDENTAL REGISTRATIONS.

          (a) RIGHT TO INCLUDE REGISTRABLE SECURITIES. Each time Northwest proposes to register the Northwest Common Stock under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), whether or not for sale for its own account, pursuant to a registration statement on which it is permissible to register Registrable Securities for sale to the public under the Securities Act, it will give prompt written notice to the Holders' Representative of its intention to do so and of the Holders' rights under this Section 2. Upon the written request of the Holders' Representative made in good faith on behalf of any Holders and made within 15 days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by each Holder), Northwest will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which Northwest has been so requested to register by the Holders' Representative; PROVIDED, that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, Northwest shall determine for any reason not to proceed with the proposed registration, Northwest may, at its election, give written notice of such determination to the Holders' Representative and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) if such registration involves an underwritten offering by Northwest (underwritten, at least in part, by Persons who are not affiliates or associates of Northwest or any Holder), all Holders requesting to the Holders' Representative to have Registrable Securities included in Northwest's registration must sell their Registrable Securities to such underwriters who shall have been selected by Northwest on the same terms and conditions as apply to Northwest, with such differences, including any with respect to indemnification and contribution, as may be customary or appropriate in combined primary and secondary offerings. If a proposed registration pursuant to this Section 2(a) involves such an underwritten public offering, any Holder making a request to the Holders' Representative under this Section 2(a) in connection with such registration may elect in writing, prior to the effective date of the registration statement filed in connection with such registration, to withdraw such request from the Holders' Representative and not to have such securities registered in connection with such registration.

          (b) EXPENSES. Northwest will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2, regardless of whether such registration statement becomes effective, and the Holders' on whose behalf Registrable Securities are being sold shall pay all underwriting discounts and commissions, selling or placement agent or broker fees and commissions, and transfer taxes, if any, relating to the sale or disposition of such Holders' Registrable Securities pursuant to a registration statement effected pursuant to this Section 2.

          (c) PRIORITY IN INCIDENTAL REGISTRATIONS. If a registration pursuant to this Section 2 involves an underwritten offering by Northwest (as described in Section 2(a)(ii)) and the managing underwriter with respect to such offering advises Northwest in writing that, in its

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opinion, the number of securities (including all Registrable Securities)
which Northwest, the Holders and any other Persons intend to include in such registration exceeds the largest number of securities which can be sold in such offering without having an adverse effect on the offering of securities as contemplated by Northwest (including the price at which Northwest proposes to sell such securities), then Northwest will include in such registration
(i) first, all the securities proposed to be sold by any Person exercising a "demand" registration right pursuant to a registration rights agreement with Northwest, (ii) second, all the securities Northwest proposes to sell for its own account, and (iii) third, the number of Registrable Securities which the Holders' Representative has requested to be included in such registration and which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, such reduced number of Registrable Securities to be allocated pro rata among Holders that have made a request to the Holders' Representative on the basis of the relative number of shares of Registrable Securities then held by each such Holder (provided that any shares thereby allocated to any such Holder that exceed such Holder's request will be reallocated among the remaining requesting Holders in like manner).

          (d) CUSTODY AGREEMENT AND POWER OF ATTORNEY. Upon Northwest's request, the Holders' Representative, on behalf of the Holders, will execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to Northwest with respect to the Registrable Securities to be registered pursuant to this Section 2 (a "CUSTODY AGREEMENT AND POWER OF ATTORNEY"). The Custody Agreement and Power of Attorney will provide, among other things, that the Holders will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of Registrable Securities (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Holder's agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on behalf of the Holders with respect to the matters specified therein.

          (e) OTHER AGREEMENTS. Each Holder and the Holders' Representative agree that they will execute such other agreements as Northwest may reasonably request to further accomplish the purposes of this Section 2.

          3.  SHELF REGISTRATIONS.

          (a) REQUIRED SHELF REGISTRATIONS. Northwest shall file with the SEC and use its reasonable best efforts to have declared effective as promptly as practicable after the Closing a shelf registration statement (the "SHELF REGISTRATION STATEMENT") on an appropriate form that shall include all Registrable Securities, and may include securities of Northwest for sale for Northwest's own account (the "REQUIRED SHELF REGISTRATION"). Notwithstanding anything else contained in this Agreement, Northwest shall be obligated to keep such Shelf Registration Statement effective until the earliest of (i) such time as (x) no Holder is an "affiliate" of Northwest for purposes of Rule 144 under the Securities Act or (y) if earlier, such time as each Holder that could be considered an affiliate of Northwest owns a number of Registrable Securities that could at that time be sold in a single transaction under Rule 144(e)

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                                                                               5

under the Securities Act (provided, that a written opinion of counsel for Northwest to the effect set forth in clause (x) or (y) shall constitute conclusive evidence of the satisfaction of such conditions), (ii) such time as all Registrable Securities have been sold or disposed of thereunder or sold, transferred or otherwise disposed of to a Person that is not a Holder and (iii) such time as all securities that were Registrable Securities on the date hereof have ceased to be Registrable Securities (the earliest of (i), (ii) and (iii) being the "SHELF TERMINATION DATE"); PROVIDED, HOWEVER, that the Shelf Termination Date shall be delayed to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of
Section 4(3) of the Securities Act and Rule 174 thereunder. After the date that is 90 days following the execution of this Agreement, on two occasions, but only once within any 12 month period, if requested by a Holder or Holders holding 25% or more of the Registrable Securities, the Holders' Representative shall have the right pursuant to this Section 3(a) to request that Northwest assist it in conducting an underwritten public offering of the Registrable Securities (each an "UNDERWRITTEN OFFERING"); PROVIDED, that such Holder or Holders shall not have such right if the aggregate number of shares of Registrable Securities the subject of such request is less than 1,000,000 shares (as appropriately adjusted in respect of any stock splits, subdivisions, combinations and similar transactions). Any Holder making a request to the Holders' Representative in connection with an Underwritten Offering may elect in writing, prior to the date of the prospectus relating to any such Underwritten Offering, to withdraw such Holder's Registrable Securities from such Underwritten Offering and not to have such securities registered in connection with such registration (it being understood that any such withdrawal shall not reinstate or give rise to any additional rights to an Underwritten Offering). In connection with each Underwritten Offering, Northwest shall use its reasonable best efforts to assist the Holders' Representative in the marketing of the Registrable Securities (including, without limitation, to the extent reasonably consistent with work commitments, and upon reasonable notice, using reasonable efforts to have officers of Northwest attend meetings with analysts or investors on no more than two days scheduled in connection with such Underwritten Offering, and so long as such meetings are held in Minnesota, Chicago, Boston or New York), with all out-of-pocket costs and expenses incurred by Northwest or such officers in connection with such attendance or assistance to be paid by the Holders.

          (b) EXPENSES. (i) Northwest will pay all Registration Expenses in connection with the registrations of Registrable Securities pursuant to this
Section 3 upon the written request of the Holders' Representative, and (ii) the Holders on whose behalf Registrable Securities are being sold shall pay all underwriting discounts and commissions, and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement; PROVIDED that the amount paid by the requesting Holders pursuant to clause (ii) above shall be paid pro rata among all requesting Holders on the basis of the relative number of shares of Registrable Securities then held by each such Holder.

          (c) EFFECTIVE REGISTRATION STATEMENT. A registration requested pursuant to this Section 3 will not be deemed to have been effected unless it has become effective; PROVIDED, that if, within 60 days after it has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other

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                                                                               6

order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected.

          (d) SELECTION OF UNDERWRITERS. Holder's Representative has the right to select the investment banker or bankers and managers to administer an Underwritten Offering which shall be a "bulge bracket" New York based investment banker or bankers and managers; PROVIDED, HOWEVER, that such investment banker or bankers and managers shall be reasonably satisfactory to Northwest.

          (e) PRIORITY IN UNDERWRITTEN OFFERINGS. If the managing underwriter advises Northwest in writing that, in its opinion, the number of securities requested to be included in an Underwritten Offering (including securities of Northwest which are not Registrable Securities) exceeds the largest number of securities which can be sold in such Underwritten Offering, Northwest will include in such Underwritten Offering only the Registrable Securities requested to be included in such registration. In the event that the number of Registrable Securities requested to be included in an Underwritten Offering exceeds the number which, in the opinion of such managing underwriter, can be sold, the number of such Registrable Securities to be included in such Underwritten Offering shall be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Registrable Securities then held by each such Holder (provided that any shares thereby allocated to any such Holder that exceed such Holder's request shall be reallocated among the remaining requesting Holders in like manner). In the event that the number of Registrable Securities requested to be included in such Underwritten Offering is less than the number which, in the opinion of the managing underwriter, can be sold, Northwest may include in such registration the securities Northwest proposes to sell up to the number of securities that, in the opinion of the managing underwriter, can be sold.

          (f) CERTAIN DELAY RIGHTS. Notwithstanding any other provision of this Agreement to the contrary, if at any time while the Shelf Registration Statement is effective Northwest provides a certificate of the chief financial officer or chief executive officer of Northwest to the Holders' Representative to the effect that in Northwest's good faith and reasonable judgment the sale of Registrable Securities covered by the Shelf Registration Statement or the disclosure of information therein or in any related prospectus or prospectus supplement would materially interfere with any acquisition, financing or other material event or transaction in connection with which a registration of securities under the Securities Act for the account of Northwest is then intended or the public disclosure of which at the time would be materially prejudicial to Northwest (a "DISADVANTAGEOUS CONDITION") for sales of Registrable Securities thereunder to then be permitted, and setting forth the general reasons for such determination, Northwest may refrain from maintaining current the prospectus contained in the Shelf Registration Statement until such Disadvantageous Condition no longer exists (notice of which Northwest shall promptly deliver to the Holders' Representative). With respect to each Holder, upon the receipt by the Holders' Representative of any such notice of a Disadvantageous Condition such Holder shall (i) forthwith discontinue use of the prospectus and any prospectus supplement under such Shelf Registration Statement and shall suspend sales of Registrable Securities until such Disadvantageous Condition no longer exists and (ii) as

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applicable, if so directed by Northwest by notice to the Holders'
Representative as aforesaid, such Holder will deliver to Northwest all copies, other than permanent file copies then in such Holder's possession, of the prospectus and prospectus supplements then covering such Registrable Securities at the time of receipt of such notice.

          4. REGISTRATION PROCEDURES. If and whenever Northwest is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, Northwest will, as expeditiously as possible:

          (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities on any form for which Northwest then qualifies or which counsel for Northwest shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its best efforts to cause such registration statement to become and remain effective; PROVIDED, that such registration statement shall include a "Plan of Distribution" section including sales of Registrable Securities in ordinary market transactions and underwritten offerings, as well as typical hedging transactions; and PROVIDED FURTHER that Northwest may discontinue any registration of its securities which is being effected pursuant to
     Section 2 at any time prior to the effective date of the registration statement relating thereto;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of (i) in the case of registrations pursuant to Section 2(a), 180 days or such lesser period of time as Northwest or any Holder may be required under the Securities Act to deliver a prospectus in connection with any sale of Registrable Securities and (ii) in the case of registrations pursuant to Section 3(a), until the Shelf Termination Date, and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Holders set forth in such registration statement; PROVIDED, that before filing a registration statement pursuant to Section 3 or any prospectus naming the Holders, or any amendments or supplements thereto, Northwest will furnish to the Holders' Representative and its counsel copies of all documents proposed to be filed and will provide the Holders' Representative and its counsel the opportunity to comment thereon (it being understood that no information with respect to a Holder will be included in such registration statement or prospectus if the Holders' Representative or its counsel reasonably objects on such Holder's behalf);

          (c) furnish to the Holders' Representative such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus and prospectus supplement, as applicable), in conformity with the requirements of the Securities Act, and such other documents as the Holders' Representative may

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     reasonably request in order to facilitate the disposition of the
     Registrable Securities by the Holders;

          (d) use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Holders' Representative shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Holders, except that Northwest shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this
     Section 4(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

          (e) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders to consummate the disposition of such Registrable Securities;

          (f) notify the Holders' Representative, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 4(b), of Northwest's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of the Holders' Representative prepare and furnish to the Holders' Representative a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

          (h) (i) use its best efforts to cause all such Registrable Securities to be listed on any securities exchange on which the Northwest Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and
     (ii) provide a transfer agent and registrar for

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                                                                               9

     such Registrable Securities covered by such registration statement no later than the effective date of such registration statement;

          (i) in the case of an Underwritten Offering, enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as (x) the Holders' Representative or (y) the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

          (j) in the case of an Underwritten Offering, obtain a "cold comfort" letter or letters from Northwest's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the Holders' Representative shall reasonably request; and

          (k) in the case of an Underwritten Offering, make available for inspection by representatives of the Holders of the Registrable Securities to be sold in such Underwritten Offering, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by such Holders or any such underwriter, such financial and other records, corporate documents and properties of Northwest as are customarily made available in connection with a "due diligence" investigation for an underwritten secondary offering, and cause all of Northwest's (and its subsidiaries) officers and accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement as is customarily made available in connection with a "due diligence" investigation for an underwritten secondary offering; PROVIDED, HOWEVER, that the foregoing shall not require Northwest to provide access to (or copies of) any competitively sensitive information relating to Northwest or its subsidiaries or their respective businesses; PROVIDED FURTHER, however that (i) each Holder and the underwriters and their respective counsel, accountants and other agents shall have entered into a confidentiality agreement reasonably acceptable to Northwest and
     (ii) the Holders and the underwriters and their respective counsel, accountants and other agents shall use their reasonable best efforts to minimize the disruption to Northwest's business and coordinate any such investigation of the books, records and properties of Northwest and any such discussions with Northwest's officers and accountants so that all such investigations occur at the same time and all such discussions occur at the same time.

          Northwest may require each Holder of Registrable Securities as to which any registration is being effected and the Holders' Representative to furnish Northwest with such information regarding such Holder and the Holders' Representative, respectively, and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as Northwest may from time to time reasonably request in writing.

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                                                                              10

          Each Holder of Registrable Securities agrees that, upon receipt of any notice from Northwest or the Holders' Representative of the happening of any event of the kind described in Section 4(f), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(f), and, if so directed by Northwest, such Holder will deliver to Northwest (at Northwest's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event Northwest or the Holders' Representative shall give any such notice, the period mentioned in
Section 4(b)(i) shall be extended by the number of days during the period from the date of the giving of such notice pursuant to Section 4(f) and through the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(f).

          5.   INDEMNIFICATION.

          (a) INDEMNIFICATION BY NORTHWEST. In the event of any registration of any securities of Northwest under the Securities Act pursuant to Section 2 or 3, Northwest hereby indemnifies and agrees to hold harmless, to the extent permitted by law, the Holders' Representative, each Holder of Registrable Securities covered by such registration statement, each affiliate of such Holder and their respective directors and officers or general and limited partners (and the directors, officers, affiliates and controlling Persons thereof), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act (collectively, the "INDEMNIFIED PARTIES"), against any and all losses, claims, damages or liabilities, joint or several, and expenses to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or
(ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and Northwest will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; PROVIDED, that Northwest shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, in any such preliminary, final or summary prospectus, or any amendment or supplement thereto
(i) following notice by Northwest to such Indemnified Party of any Disadvantageous Condition or otherwise pursuant to Section 4(f) if such Indemnified Party uses the prospectus in effect at the time of such notice, unless Northwest has delivered a notice

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                                                                              11

that such Disadvantageous Condition or other circumstance no longer exists or
(ii) in reliance upon and in conformity with written information with respect to such Indemnified Party furnished to Northwest by such Indemnified Party for use in the preparation thereof; and PROVIDED, FURTHER, that Northwest will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 5(a) with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus (including any documents incorporated by reference therein) or of the final prospectus as then amended or supplemented (including any documents incorporated by reference therein), whichever is most recent, if Northwest has previously furnished copies thereof to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Party and shall survive the transfer of such securities by such Holder.

          (b) INDEMNIFICATION BY THE HOLDERS AND UNDERWRITERS. Northwest may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 2 or 3 herein, or in connection with any Underwritten Offering, that Northwest shall have received an undertaking reasonably satisfactory to it from the Holder of such Registrable Securities or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5(a)) Northwest, all other prospective Holders or any underwriter, as the case may be, and any of their respective affiliates, directors, officers and controlling Persons, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information with respect to such Holder or the Holders' Representative or underwriter furnished to Northwest by such Holder or underwriter expressly for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Northwest or any of the Holders, or any of their respective affiliates, directors, officers or controlling Persons and shall survive the transfer of such securities by such Holder.

          (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; PROVIDED, that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 5(a) or 5(b), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If, in such indemnified party's reasonable judgment, having common counsel would result in a conflict of interest between the interests of such indemnified and indemnifying parties, then such indemnified party may employ separate counsel reasonably acceptable to the indemnifying party to represent or defend such indemnified party in such action, it being understood, however, that the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties
(and not more than one separate firm of local counsel at any time for all such indemnified parties) in such action. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

          (d) CONTRIBUTION. If recovery is not available under the foregoing indemnification provisions of this Section 5 for any reason other than as expressly specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Registrable Securities (taking into account the portion of the proceeds received by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any misstatement or omission and any other equitable considerations appropriate under the circumstances. The amount paid or payable by a party under this
Section 5(d) as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding anything in this Section 5 to the contrary, no indemnifying party (other than Northwest) shall be required pursuant to this Section 5 to contribute any amount in excess of the gross proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate. No Person guilty of fraudulent misrepresentation

(within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (e)  NON-EXCLUSIVITY.  The obligations of the parties under this
Section 5 shall be in addition to any liability which any party may otherwise have to any other party.

          (f) RULE 144. Northwest covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if Northwest is not required to file such reports, it will, upon the request of the Holders' Representative or any Holder of Registrable Securities, make publicly available such information), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

          6.   MISCELLANEOUS.

          (a) HOLDBACK AGREEMENT. If any registration of Registrable Securities shall be in connection with an underwritten public offering, each Holder of Registrable Securities agrees not to effect any public sale or distribution (except in connection with such underwritten public offering), including any sale pursuant to Rule 144 under the Securities Act, of any equity securities of Northwest, or of any security convertible into or exchangeable or exercisable for any equity security of Northwest (in each case, other than as part of such underwritten public offering), during the seven days prior to, and during the 90-day period (or such lesser period as the managing underwriters may permit) beginning on, the effective date of such registration, and Northwest hereby also so agrees.

          (b) AMENDMENTS AND WAIVERS. This Agreement may be amended and Northwest may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Northwest shall have obtained the written consent to such amendment, action or omission to act, of the Holders' Representative. Each Holder of any shares of Registrable Securities agrees to be bound by any consent given by the Holders' Representative in this Section 6(b).

          (c) SUCCESSORS, ASSIGNS AND TRANSFEREES. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties; PROVIDED that each Holder may assign any of its rights and obligations hereunder to any of its respective affiliates that is directly or indirectly controlled by it. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than Northwest and the Holders' Representative shall also be for the benefit of and enforceable by any subsequent Holder of any shares of Registrable Securities, subject to the provisions contained herein.

          (d) NOTICES. All notices, requests, demands or other communications provided herein shall be made in writing and shall be deemed to have been duly given if delivered as follows:

          If to Northwest:

               2700 Lone Oak Parkway
               Eagan, MN  55121
               Attention:  Executive Vice President,
                           General Counsel and Secretary
               Fax:  (612) 726-7123

               with a copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York  10017-3954
               Attention:  Robert L. Friedman, Esq.
               Fax:  (212) 455-2502

          If to the Holders or the Holders' Representative:

               201 Main Street, Suite 2420
               Forth Worth, Texas 76102
               Attention:  James J. O'Brien
               Fax:  (817) 871-4010

               with a copy to:

               Kelly, Hart & Hallman
               201 Main Street
               Fort Worth, TX 76102
               Attention:  Clive D. Bode, Esq.
                           F. Richard Bernasek, Esq.
               Fax:  (817) 878-9280

or to such other address as either party shall have specified by notice in writing to the other party. All such notices, requests, demands and communications shall be deemed to have been received on (i) the date of delivery if sent by messenger, (ii) on the Business Day following the Business Day on which delivered to a recognized courier service if sent by overnight courier or
(iii) on the date received, if sent by fax.

          (e) INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          (f) SEVERABILITY. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

          (g) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other parties.

          (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS ENTERED INTO AND TO BE PERFORMED IN NEW YORK.

          (i) REMEDIES. Each of the parties hereto acknowledges and agrees that (i) the provisions of this Agreement are reasonable and necessary to protect the proper and legitimate interests of the parties hereto, and (ii) the other parties hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to preliminary and permanent injunctive relief to prevent breaches of the provisions of this Agreement by the other parties hereto without the necessity of proving actual damages or of posting any bond, and to enforce specifically the terms and provisions hereof and thereof, which rights shall be cumulative and in addition to any other remedy to which the parties hereto may be entitled hereunder or at law or equity.

          (j) SUBMISSION TO JURISDICTION. Each of the parties hereto hereby irrevocably and unconditionally:

               (i) submits for itself and its property in any legal action or proceeding relating to or arising from this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the United States of America sitting in the Southern District of New York or, in the absence of federal jurisdiction, the Commercial Part of the Supreme Court of the State of New York for New York County and appellate courts from any thereof;

               (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in Section 6(d); and

               (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other appropriate jurisdiction.

          (k) FURTHER ASSURANCES. From time to time, at the reasonable request of any other party hereto and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

          (l) NO THIRD-PARTY RIGHTS. Nothing in this Agreement, expressed or implied, shall or is intended to confer upon any Person other than the parties hereto or their respective successors or assigns, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

          (m) ENTIRE AGREEMENT; NO ORAL WAIVER; CONSTRUCTION. This Agreement and the other agreements and documents contemplated hereby and thereby constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings and representations, whether oral or written, of the parties in connection therewith. No covenant or condition or representation not expressed in this Agreement shall affect or be effective to interpret, change or restrict this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action, suit or other proceeding involving this Agreement or the transactions contemplated hereby. This Agreement may not be changed or terminated orally, nor shall any change, termination or attempted waiver of any of the provisions of this Agreement be binding on any party unless in writing signed by the parties hereto. No modification, waiver, termination, rescission, discharge or cancellation of this Agreement and no waiver of any provision of or default under this Agreement shall affect the right of any party thereafter to enforce any other provision or to exercise any right or remedy in the event of any other default, whether or not similar. This Agreement has been negotiated by the parties hereto and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

          (n) NONCONTRAVENTION OF OTHER AGREEMENTS. Notwithstanding any other provision of this Agreement to the contrary, no Holder shall have any right to sell, transfer or otherwise dispose of any Registrable Securities in contravention of the Investment Agreement, the Standstill Agreement, the Voting Trust Agreement and the transactions contemplated thereby.

          (o) HOLDER'S AGENT. Each Holder hereby appoints the Holders' Representative as its agent and attorney-in-fact for purposes of the delivery and receipt of all notices and requests pursuant to this Agreement.
Northwest may give notice to any Holder hereunder by giving such notice directly to such Holder. Alternatively, Northwest may request that the Holders' Representative deliver to each Holder any notice given by Northwest hereunder, in which event the Holders' Representative will promptly so give such notice to each Holder. Prompt delivery by the Holders' Representative to the Holders will be deemed satisfied if delivery is made to the Holders, in accordance with Section 6(d), not later than the third Business Day after actual receipt of the applicable notice or document by the Holders' Representative from Northwest. Notwithstanding anything else contained herein, the Holders' Representative will not be liable or responsible to any Person should any Holder fail to act in accordance with any notice so given to such Holder hereunder.

          [Rest of page intentionally left blank.]

          IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

                                   NORTHWEST AIRLINES CORPORATION


                                   By:  /s/ Douglas M. Steenland
                                        ---------------------------------------
                                        Name:  Douglas M. Steenland
                                        Title: Executive Vice President,
                                               General Counsel and Secretary


                                   THE HOLDERS:

                                   DAVID BONDERMAN
                                   BONDERMAN FAMILY LIMITED
                                     PARTNERSHIP
                                   LECTAIR PARTNERS
                                   ELI BROAD
                                   DONALD STURM
                                   1992 AIR GP
                                   1992 AIR, INC.
                                   AIR II GENERAL, INC.

                                   By: 1992 AIR GP, as attorney-in-fact for the foregoing

                                   By:  1992 Air, Inc., a Texas corporation,
                                        managing partner



                                        By:  /s/ James J. O'Brien
                                             ---------------------------------
                                             Name:  James J. O'Brien
                                             Title: Vice President